Exhibit 10.1

SECOND AMENDMENT TO

THE HAIN CELESTIAL GROUP, INC.

2022 LONG TERM INCENTIVE AND STOCK AWARD PLAN

The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (the “2022 Plan”) is hereby amended in the manner set forth below, such amendment to be effective as of the effective time of approval of this Second Amendment to the 2022 Plan (the “Amendment”) by the stockholders of The Hain Celestial Group, Inc.

Notwithstanding the foregoing, the Amendment shall only become effective if it is approved by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders, or any adjournment thereof.

1. The first sentence of Section 4(a) of the 2022 Plan is deleted and replaced in its entirety with the following:

“Subject to the counting mechanics and adjustment as provided in Section 4(b) and 4(e) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 15,950,000, less one Share for each Share subject to an award granted under the Prior Plan or the Company’s 2019 Equity Inducement Award Program with a grant date after September 30, 2022.”

2. Except for the changes set forth above, the 2022 Plan remains in full force and effect.